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Exhibit 2.7

MANUFACTURING TRADEMARK
LICENSE AGREEMENT

between

AGILENT TECHNOLOGIES, INC.

and

VERIGY PTE. LTD.

Effective as of                        , 2006

MANUFACTURING TRADEMARK LICENSE AGREEMENT

        This Manufacturing Trademark License Agreement ("License") is effective as of the Separation Date (as defined below), between Agilent Technologies, Inc., a Delaware corporation ("Agilent"), and Verigy Pte. Ltd., a company organized under the laws of Singapore ("Verigy").

        WHEREAS, the Board of Directors of Agilent has determined that it is in the best interest of Agilent and its stockholders to separate Agilent's existing businesses into two independent businesses;

        WHEREAS, Agilent and Verigy have entered into a Master Separation and Distribution Agreement, dated as of May    , 2006 ("MSDA"), which provides among other things, for the separation of certain Verigy assets and Verigy liabilities, the public offering of Verigy stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

        WHEREAS, the parties further desire that Agilent license the Licensed Marks (as defined below) to Verigy after the separation of the Verigy Business (as defined below);

        NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

ARTICLE I
DEFINITIONS

        For the purpose of this License, unless specifically defined otherwise in this License, all defined terms will have the meanings set forth in the MSDA:

        1.1    ASTS PRODUCT.    "ASTS Product" means ASTS Device as defined in the IPMA.

        1.2    AUTHORIZED DEALERS.    "Authorized Dealers" means any distributor, dealer, OEM customer, VAR customer, VAD customer, systems integrator or other agent that on or after the Separation Date is authorized by Verigy or any of its Subsidiaries to market, advertise, sell, lease, rent, service, distribute or otherwise offer a Licensed Product.

        1.3    BUSINESS.    "Business" shall have the meaning set forth in the GAAA.

        1.4    COLLATERAL MATERIALS.    "Collateral Materials" means all packaging, tags, labels, instructions, warranties and other materials of any similar type associated with the Licensed Products that are marked with at least one of the Licensed Marks and distributed to the customer in connection with the Licensed Product.

        1.5    CONTRACT MANUFACTURER.    "Contract Manufacturer" means any third party who manufactures Licensed Products for Verigy or its Subsidiaries under written agreements and sell such Licensed Products only to Verigy or its Subsidiaries.

        1.6    CORPORATE IDENTITY MATERIALS.    "Corporate Identity Materials" means materials that are not Verigy Products or Verigy Product-related and that Verigy may now or hereafter use to communicate its identity, including, by way of example and without limitation, business cards, letterhead, stationery, paper stock and other supplies, signage on real property, buildings, fleet and uniforms.

        1.7    DISTRIBUTION DATE.    "Distribution Date" means the Distribution Date as defined in the MSDA.

        1.8    GAAA.    "GAAA" means the General Assignment and Assumption Agreement between Agilent and Verigy dated June     , 2006.

        1.9    IPMA.    "IPMA" means the Intellectual Property Matters Agreement between the Agilent and Verigy dated June     , 2006.

        1.10    LICENSED MARKS.    "Licensed Marks" means the Agilent Marks listed on Attachment 1 to this License.

        1.11    LICENSED PRODUCTS.    "Licensed Products" means any Verigy Product on Agilent's or its Subsidiaries published Customer Price List as of the Separation Date and new versions thereof that have merely minor incremental differences from any such product. Licensed Products shall also include maintenance (whether diagnostic, preventive, remedial, warranty or non-warranty), parts, components, support and similar services associated with Licensed Products, pursuant to maintenance contracts or otherwise.

        1.12    MAINTENANCE CONTRACTS.    "Maintenance Contracts" means agreements pursuant to which Verigy, its Subsidiaries or their Authorized Dealers or their designees provide repair and maintenance services (whether preventive, diagnostic, remedial, warranty or non-warranty) in connection with ASTS Products, including without limitation agreements entered into by Agilent or its predecessors-in-interest prior to the Separation Date and assigned to Verigy pursuant to the MSDA or Ancillary Agreements (as defined in the MSDA).

        1.13    MARK.    "Mark" means any trademark, service mark, trade name, domain name, URL or other electronic identifier, and the like or other word, name, symbol or device or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that Person from the products or services of others and to indicate the source of such products or services, including without limitation, all registrations and applications therefore throughout the world and all common law and other rights therein throughout the world.

        1.14    MARKETING MATERIALS.    "Marketing Materials" means advertising, promotions, display fixtures or any of any similar type literature or things, in any medium, for the marketing, promotion or advertising of the Licensed Products or parts therefor that are marked with at least one of the Licensed Marks

        1.15    PERSON.    "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        1.16    QUALITY STANDARDS.    "Quality Standards" means written standards of quality applicable to the Licensed Products, as in use immediately prior to the Separation Date, unless otherwise modified in writing by Agilent from time to time during the Term and communicated to Verigy.

        1.17    SELL.    To "Sell" a product means to sell, transfer, lease or otherwise dispose of a product. "Sale" and "Sold" have the corollary meanings ascribed thereto.

        1.18    SEPARATION DATE.    "Separation Date" shall have the meaning set forth in the MSDA.

        1.19    SUBSIDIARY.    "Subsidiary" means Subsidiary as defined in the MSDA.

        1.20    TERM.    "Term" means the term defined in Article X of this License.

        1.21    THIRD PARTY.    "Third Party" means a Person other than Agilent and its Subsidiaries or Verigy and its Subsidiaries.

        1.21    TRADEMARK USAGE GUIDELINES.    "Trademark Usage Guidelines" means the written guidelines for proper usage of the Licensed Marks, as in use immediately prior to the Separation Date and located at: http://www.agilent.com/secure/agilentbrand/

  User Name:

  Password:

for literature, packaging, exhibit standards, emarketing, learning products, web; and third party Mark use standards located at: http://www.agilent.com/secure/trademark/

  User Name:

  Password:

And product labeling standards attached hereto as Attachment 2. All such guidelines may be revised and updated in writing at the sites listed above by Agilent from time to time during the Term, or by written communication to the Verigy with regard to the product labeling standards. For avoidance of confusion with regard to product labeling embedded into the manufacturing process, any such labeling that was created by Agilent and on Agilent's or its Subsidiaries' Customer Price List as of the Separation Date, will be deemed to be in compliance with any product labeling standards, provided the embedded product labeling has not been altered by Verigy.

        1.23    VERIGY FIELD.    "Verigy Field" shall have the meaning set forth in the IPMA.

        1.24    VERIGY PRODUCTS.    "Verigy Products" shall have the meaning set forth in the IPMA.

ARTICLE II
LICENSES

        2.1    LICENSE GRANT.    Agilent grants to Verigy a personal, non-exclusive, worldwide and non-transferable (except as set forth in Section 15.10 hereof) license during the Term to use: (a) the Licensed Marks on or in connection with Corporate Identity Materials; and (b) the Licensed Marks on or in connection with the Licensed Products, Collateral Materials and Marketing Materials in connection with the Sale and offer for Sale of such Licensed Products (or in the case of Licensed Products in the form of software, in connection with licensing of such Licensed Products). Agilent grants to Verigy a personal, exclusive, worldwide and non-transferable (except as set forth in Section 15.10 hereof) license during the Term to use the AGILENT INSTAPIN mark on or in connection with the associated Verigy Product, Collateral Materials and Marketing Materials in connection with the Sale and offer for Sale of such associated product (or, in the case of product in the form of software, in connection with licensing of such products).

        2.2    LICENSE RESTRICTIONS

          (a)   Once Verigy abandons the use of all of the Licensed Marks on a particular Licensed Product, then Verigy agrees that its license granted hereunder with respect to that Licensed Product shall thereupon terminate

          (b)   Verigy may not make any use whatsoever, in whole or in part, of the Licensed Marks, or any other Mark owned by Agilent, in connection with Verigy's corporate, doing business as, or fictitious name, or on Corporate Identity Materials without the prior written consent of Agilent, except as expressly set forth in Section 10.5(a)-(b) below.

          (c)   Verigy may not use any Licensed Mark in direct association with another Mark such that the two Marks appear to be a single Mark or in any other composite manner with any Marks of Verigy or any Third Party. Notwithstanding the foregoing, this Section 2.2(c) shall not be deemed to prevent use of the INSTAPIN mark, either alone or in connection with another term.

          (d)   In all respects, Verigy's usage of the Licensed Marks during the Term pursuant to the license granted hereunder shall be in a manner consistent with the high standards, reputation and prestige of Agilent as represented by its use of the Licensed Marks, and any usage by Verigy that is inconsistent with the foregoing shall be deemed to be outside the scope of the license granted hereunder. As a condition to the license granted hereunder, Verigy shall at all times present, position and promote the Licensed Products marked with one or more of the Licensed Marks in a manner consistent with the high standards and prestige of the Agilent.

        2.3    LICENSEE UNDERTAKINGS.    As a condition to the licenses granted hereunder, Verigy undertakes to Agilent that:

          (a)   Verigy shall not use the Licensed Marks (or any other Mark of Agilent) in any manner contrary to public morals, in any manner which is deceptive or misleading, which ridicules or is derogatory to the Licensed Marks, or which compromises or reflects unfavorably upon the goodwill, good name, reputation or image of Agilent or the Licensed Marks, or which might jeopardize or limit Agilent's proprietary interest therein.

          (b)   Verigy shall not use the Licensed Marks in connection with any products other than the Licensed Products, including without limitation any other products sold and/or manufactured by Verigy.

          (c)   Verigy shall not: (i) misrepresent to any Person the scope of its authority under this License, (ii) incur or authorize any expenses or liabilities chargeable to Agilent, or (iii) take any actions that would impose upon Agilent any obligation or liability to a Third Party other than obligations under this License, or other obligations which Agilent expressly approves in writing for Verigy to incur on its behalf.

          (d)   All press releases and corporate advertising and promotions that embody the Licensed Marks and messages conveyed thereby shall be consistent with the high standards and prestige represented by the Licensed Marks.

        2.4    RESERVATION OF RIGHTS.    Except as otherwise expressly provided in this Agreement, Agilent shall retain all rights in and to the Licensed Marks, including without limitation:

          (a)   All rights of ownership in and to the Licensed Marks;

          (b)   The right to use (including the right of Agilent's Subsidiaries and affiliated companies to use) the Licensed Marks, either alone or in combination with other Marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Verigy Products; and

          (c)   The right to license Third Parties to use the Licensed Marks.

          (d)   Notwithstanding the foregoing, Agilent retains no right to use or license the marks INSTAPIN or AGILENT INSTAPIN (in its entirety).

        2.5    THIRD PARTY LICENSES.    Agilent agrees that it and its Subsidiaries and affiliated companies will not license or transfer the Licensed Marks to Third Parties (other than to and among Subsidiaries of Agilent) for use in connection with products or services which compete with Verigy Products that are listed on the CPL (as defined in the IPMA) until eighteen (18) months after the Separation Date. Such restriction shall be binding on any successors and assigns of the Licensed Marks. The foregoing shall not, in any event, limit any of the following: (i) any licenses that may have been granted by Agilent with respect to the Licensed Marks prior to the Separation Date or (ii) licenses granted to Third Parties in connection with any co-branding program (including, by way of example and not by way of limitation, the AGILENT ENABLED program). For purposes of clarification, a product will not necessarily be deemed to compete with another product if it is merely complementary or merely has some functions in common. Each party promptly will respond to requests from the other party regarding whether it considers one product to compete with another product. Except as set forth in this Section 2.5, nothing in this License shall be construed to prevent Agilent from granting any licenses for the use of the Licensed Marks, or from utilizing the Licensed Marks in any manner whatsoever other than as provided in this Section 2.5.

ARTICLE III
PERMITTED SUBLICENSES

        3.1    SUBLICENSES.

          (a)    SUBLICENSES TO SUBSIDIARIES and CONTRACT MANUFACTURERS.    Subject to the terms and conditions of this License, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this License, Verigy may grant sublicenses to its Subsidiaries and to Contract Manufacturers entering into Contract Manufacturer agreements with Verigy to use the Licensed Marks in accordance with the license grant in Section 2.1 above; provided, that: (a) Verigy enters into a written sublicense agreement with each such Subsidiary sublicensee, and (b) such agreement does not include the right to grant further sublicenses other than, in the case of a sublicensed Subsidiary of Verigy, to another Subsidiary of Verigy. Verigy shall provide copies of such written sublicense agreements to Agilent upon request. If Verigy grants any sublicense rights pursuant to this Section 3.1(a) and any such sublicensed Subsidiary ceases to be a Subsidiary, then the sublicense granted to such Subsidiary pursuant to this Section 3.1(a) shall terminate one hundred and eighty (180) days from the date of such cessation.

          (b)    SUBLICENSES TO TRANSFEREES.    In addition, if Verigy, within three (3) years after the Separation Date, transfers a going business (but not all or substantially all of its business or assets), and such transfer includes at least one marketable product and tangible assets having a net value of at least ten million U.S. dollars ($10,000,000.00) then, subject to the terms and conditions of this License, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this License, Verigy may grant sublicenses to the transferee of such business to use the Licensed Marks on the Verigy Products that are in the transferred business as of the effective date of the transfer in accordance with the license grant in Section 2.1 above; provided, that: (i) Verigy enters into a written sublicense agreement with the sublicensee, (ii) such agreement does not include the right to grant further sublicenses, and (iii) in any event, such sublicense shall terminate one hundred and eighty (180) days after the effective date of the transfer. Verigy shall provide copies of such written sublicense agreements to Agilent upon request.

        3.2    AUTHORIZED DEALERS' USE OF MARKS.    Subject to the terms and conditions of this License, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this License, Verigy (and those Subsidiaries sublicensed to use the Licensed Marks pursuant to Section 2.1) may allow Authorized Dealers, and may allow such Authorized Dealers to allow other Authorized Dealers, to: (a) Sell or otherwise distribute Collateral Materials and Licensed Products bearing the Licensed Marks, and (b) create and use Marketing Materials, provided that such Authorized Dealers execute written agreements with Verigy (or its Subsidiaries) that impose upon such Authorized Dealers an obligation of full compliance with all relevant provisions of this License.

        3.3    ENFORCEMENT OF AGREEMENTS.    Verigy shall take all reasonably appropriate measures at Verigy's expense to promptly and diligently enforce the terms of any sublicense agreement or other agreement with any Subsidiary, Contract Manufacturer or Authorized Dealer and shall restrain any such Subsidiary or Authorized Dealer from violating such terms, including without limitation: (a) monitoring the Subsidiaries' and Authorized Dealers' compliance with the relevant Trademark Usage Guidelines and Quality Standards and causing any non-complying Subsidiary or Authorized Dealer promptly to remedy any failure; (b) if need be, terminating such agreement; and/or (c) if need be, commencing legal action. In each case, using a standard of care consistent with Agilent's practices as of the Separation Date, but in no case using a standard of care less than what is reasonable in the industry. In the event that Agilent determines that Verigy has failed promptly and diligently to enforce the terms of any such agreement using such standard of care, Agilent reserves the right to enforce such terms, and Verigy shall reimburse Agilent for its fully allocated direct costs and expenses incurred in enforcing such agreement, plus all out-of-pocket costs and expenses, plus five percent (5%) (or, if such costs and expenses are incurred more than one year (1) year after the Distribution Date, ten percent (10%)).

ARTICLE IV
TRADEMARK USAGE GUIDELINES

        4.1    TRADEMARK USAGE GUIDELINES.    Verigy, its Subsidiaries and Authorized Dealers shall use the Licensed Marks during the Term only in a manner that is consistent with the Trademark Usage Guidelines.

        4.2    TRADEMARK REVIEWS.    At Agilent's reasonable request, Verigy agrees to furnish or make available for inspection to Agilent samples of all Licensed Products, Collateral Materials and Marketing Materials of Verigy and its Subsidiaries that are marked with one or more of the Licensed Marks. Verigy further agrees to take reasonably appropriate measures to require its Authorized Dealers to furnish or make available for inspection to Verigy samples of all Marketing Materials and Collateral Materials of its Authorized Dealers. If Verigy is notified or reasonably determines that it or any of its Subsidiaries or Authorized Dealers is not complying with any Trademark Usage Guidelines, it shall notify Agilent and the provisions of Article V and Section 3.3 hereof shall apply to such noncompliance.

ARTICLE V
TRADEMARK USAGE GUIDELINES ENFORCEMENT

        5.1    INITIAL CURE PERIOD.    If Agilent becomes aware that Verigy or any Verigy Subsidiary is not complying with any Trademark Usage Guidelines, Agilent shall notify Verigy in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. Verigy shall then have thirty (30) days after receipt of such notice ("Guideline Initial Cure Period") to correct such noncompliance or submit to Agilent a written plan to correct such noncompliance, which written plan is reasonably acceptable to Agilent, unless Agilent previously affirmatively concurs in writing, in its sole discretion, that Verigy or its Subsidiary is in compliance. If Agilent or Verigy becomes aware that an Authorized Dealer is not complying with any Trademark Usage Guidelines, Verigy (but not Agilent) shall promptly notify such Authorized Dealer in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. Such Authorized Dealer shall then have the Guideline Initial Cure Period to correct such noncompliance or submit to Verigy a written plan to correct such noncompliance, which written plan is reasonably acceptable to Verigy and Agilent.

        5.2    SECOND CURE PERIOD.    If the noncompliance with the Trademark Usage Guidelines continues beyond the Guideline Initial Cure Period, Verigy and Agilent shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have fifteen (15) days following the expiration of the Guideline Initial Cure Period to agree on corrective actions, and Verigy shall have fifteen (15) days from the date of an agreement of corrective actions to implement such corrective actions and cure or cause the cure of such noncompliance ("Second Guideline Cure Period").

        5.3    FINAL CURE PERIOD.    If the noncompliance with the Trademark Usage Guidelines by Verigy or any Subsidiary (as the case may be) remains uncured after the expiration of the Second

Guideline Cure Period, then at Agilent's election, Verigy or the non-complying Subsidiary (as the case may be) promptly shall cease using the non-complying Corporate Identity Materials, Verigy Product, Collateral Materials and/or Marketing Materials until Agilent reasonably determines that Verigy or the non-complying Subsidiary (as the case may be) has demonstrated its ability and commitment to comply with the Trademark Usage Guidelines. If the noncompliance with the Trademark Usage Guidelines by an Authorized Dealer remains uncured after the expiration of the Second Guideline Cure Period, then at Verigy's election, such Authorized Dealer promptly shall cease using the non-complying Collateral Materials and/or Marketing Materials until Verigy determines that such Authorized Dealer has demonstrated its ability and commitment to comply with the Trademark Usage Guidelines. Nothing in this Article V shall be deemed to limit Verigy's obligations under Section 3.3 above or to preclude Agilent from exercising any rights or remedies under Section 3.3 above.

ARTICLE VI
QUALITY STANDARDS

        6.1    GENERAL.    Verigy acknowledges that the Licensed Products permitted by this License to be marked with one or more of the Licensed Marks must continue to be of sufficiently high quality as to provide protection of the Licensed Marks and the goodwill they symbolize.

        6.2    QUALITY STANDARDS.    Verigy and its Subsidiaries shall use the Licensed Marks only on and in connection with Licensed Products that meet or exceed in all respects the Quality Standards.

        6.3    QUALITY CONTROL REVIEWS.    At Agilent's reasonable request, Verigy agrees to furnish or make available to Agilent for inspection sample Licensed Products marked with one or more of the Licensed Marks. If Verigy is notified or reasonably determines that it or any of its Subsidiaries is not complying with any Quality Standards, it shall notify Agilent and the provisions of Article VII and Section 3.3 shall apply to such noncompliance.

ARTICLE VII
QUALITY STANDARD ENFORCEMENT

        7.1    INITIAL CURE PERIOD.    If Agilent becomes aware that Verigy or any Subsidiary is not complying with any Quality Standard, Agilent shall notify Verigy in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. Following receipt of such notice, Verigy shall make an inquiry promptly and in good faith concerning each instance of noncompliance described in the notice. Verigy shall then have thirty (30) days after receipt of such notice ("Initial Cure Period") to correct such noncompliance or submit to Agilent a written plan to correct such noncompliance, which written plan is reasonably acceptable to Agilent, unless Agilent previously affirmatively concurs in writing, in its sole discretion, that Verigy or its Subsidiaries is in compliance.

        7.2    SECOND CURE PERIOD.    If the said noncompliance with the Quality Standards continues beyond the Initial Cure Period, Verigy and Agilent shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have fifteen (15) days following the expiration of the Initial Cure Period to agree on corrective actions, and Verigy shall have fifteen (15) days from the date of an agreement of corrective actions to implement such corrective actions and cure or cause the cure of such noncompliance ("Second Cure Period").

        7.3    FINAL CURE PERIOD.    If the said noncompliance with the Quality Standards by Verigy or any Subsidiary (as the case may be) remains uncured after the expiration of the Second Cure Period, then at Agilent's election, Verigy or the non-complying Subsidiary (as the case may be) promptly shall cease offering the non-complying Licensed Products under the Licensed Marks until Agilent reasonably determines that Verigy, or the non-complying Subsidiary (as the case may be) has reasonably demonstrated its ability and commitment to comply with the Quality Standards. Nothing in this Article VII shall be deemed to limit Verigy's obligations under Section 3.3 above or to preclude Agilent from exercising any rights or remedies under Section 3.3 above.

ARTICLE VIII
PROTECTION OF LICENSED MARKS

        8.1    OWNERSHIP AND RIGHTS.    Verigy agrees not to challenge the ownership or validity of the Licensed Marks. Verigy shall not disparage, dilute or adversely affect the validity of the Licensed Marks. Verigy's use of the Licensed Marks shall inure exclusively to the benefit of Agilent and Verigy shall not acquire or assert any rights therein. Verigy recognizes the value of the goodwill associated with the Licensed Marks, and that the Licensed Marks may have acquired secondary meaning in the minds of the public.

        8.2    PROTECTION OF MARKS.    Verigy shall assist Agilent, at Agilent's request and expense, in the procurement and maintenance of Agilent's respective intellectual property rights in the Licensed Marks. Verigy will not grant or attempt to grant a security interest in the Licensed Marks or record any such security interest in the United States Patent and Trademark Office or elsewhere against any Mark application or registration belonging to Agilent. Verigy agrees to, and to cause its Subsidiaries to, execute all documents reasonably requested by Agilent to effect further registration of, maintenance and renewal of the Licensed Marks, recordation of the license relationship between Agilent and Verigy, and recordation of Verigy as a registered user. Agilent makes no warranty or representation that Mark registrations have been or will be applied for, secured or maintained in the Licensed Marks throughout, or anywhere within, the world. Verigy shall cause to appear on all Licensed Products, all Marketing Materials and all Collateral Materials, such legends, markings and notices as may be required by applicable law or reasonably requested by Agilent.

        8.3    SIMILAR MARKS.    Verigy agrees not to use or register in any country any Mark that infringes on the rights of Agilent in the Licensed Marks, or any element thereof. If any application for registration is, or has been, filed in any country by Verigy which relates to any Mark that infringes the rights of Agilent in the Licensed Marks, Verigy shall immediately abandon any such application or registration or assign it to Agilent. Verigy may not adopt any Marks incorporating the root "Agil" or any other Mark confusingly similar to the Licensed Marks. Verigy shall not challenge Agilent's ownership of or the validity of the Licensed Marks or any application for registration thereof throughout the world. Verigy shall not use or register in any country or jurisdiction, or permit others to use or register on its behalf in any country or jurisdiction, any copyright, domain name, telephone number, keyword, metatag, other electronic identifier or any other intellectual property right, whether recognized currently or in the future, or any other designation which would affect the ownership or rights of Agilent in and to the Licensed Marks, or otherwise take any action which would adversely affect any of such ownership rights, or assist anyone else in doing so. Verigy shall cause its Subsidiaries and Authorized Dealers to comply with the provisions of this Section 8.3. Notwithstanding the foregoing, Verigy may adopt, use and/or register any Mark containing the term INSTAPIN in connection with any product manufactured or sold by Verigy, provided that such Marks do not otherwise violate any of the provisions of this License.

        8.4    INFRINGEMENT PROCEEDINGS.    In the event that the Verigy learns, during the Term of this License, of any infringement or threatened infringement of the Licensed Marks, or any unfair competition, passing-off or dilution with respect to the Licensed Marks, Verigy shall immediately notify Agilent or its authorized representative giving particulars thereof, and Verigy shall provide necessary information and assistance to Agilent or its authorized representatives at Agilent's expense in the event that Agilent decides that proceedings should be commenced. Notwithstanding the foregoing, Verigy is not obligated to monitor or police use of the Licensed Marks by Third Parties other than as specifically set forth in Section 3.3 hereof. Except for those actions initiated by Verigy pursuant to Section 3.3 hereof to enforce any sublicense or other agreement with any Subsidiary or Authorized Dealer, Agilent shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings. The decision whether to bring, maintain or settle any such proceedings shall be at the exclusive option and expense of Agilent, and all recoveries shall belong exclusively to Agilent. Verigy shall not and shall have no right to initiate any litigation, opposition, cancellation or related legal proceedings with respect to the Licensed Marks in its own name (except for those actions initiated by Verigy pursuant to Section 3.3 hereof), but, at Agilent's request, agrees to cooperate with Agilent at Agilent's expense to enforce its rights in the Licensed Marks, including to join or be joined as a party in any action taken by Agilent against a third party for infringement or threatened infringement of the Licensed Marks, to the extent such joinder is required under mandatory local law for the prosecution of such an action. Agilent shall incur no liability to Verigy or any other Person under any legal theory by reason of Agilent's failure or refusal to prosecute or by Agilent's refusal to permit Verigy to prosecute, any alleged infringement by Third Parties, nor by reason of any settlement to which Agilent may agree.

ARTICLE IX
CONFIDENTIALITY

        9.1    CONFIDENTIAL INFORMATION.    The provisions set forth in Article VI of the IPMA and Article VI of the MSDA are here by expressly incorporated into this agreement and made a part thereof, and all information, whether written or oral, furnished by either party to the other party or any Subsidiary of such other party pursuant to this License shall also be "Confidential Information", as that term is defined in the IPMA and MSDA).

ARTICLE X
TERM OF LICENSE

        10.1 The term of the license granted pursuant to Section 2.1 hereof shall begin on the Separation Date and, unless terminated sooner pursuant to the provisions of Article XII hereof, shall last for the periods set forth in Section 10.6 below.

        10.2 "Term" as used herein means the foregoing periods of permissible use for the Licensed Marks.

        10.3 "Non-Customer-Facing Parts" means tangible parts whose branding is not visible to end customers in the ordinary course of use. For the avoidance of doubt, "ordinary course of use" includes normal inspection, use, calibration, maintenance, service, repair and/or failure analysis.

        10.4 "Agilent Branded Products" means Verigy Products on or in connection with which the Licensed Marks are used, unless such use is solely on Non-Customer-Facing Parts. Marks are in use "on or in connection with" a given product if they are used on the product itself or on Collateral Materials associated with such product.

        10.5 Verigy agrees to discontinue all use of the Licensed Marks as quickly as is commercially reasonable. Without limiting the foregoing, Verigy shall have the right to use said Marks according to the following conditions and schedule, with which Verigy shall comply strictly:

          (a)   For the six (6) months following the Separation Date, Verigy may use the Licensed Marks in connection with any Corporate Identity Materials that were in existence or on order prior to the Separation Date.

          (b)   As of six (6) months following the Separation Date, all use of the Licensed Marks in connection with Corporate Identity Materials must cease.

          (c)   For the eighteen (18) months following the Separation Date, Verigy may use the Licensed Marks (exclusive of the AGILENT INSTAPIN mark) in Marketing Materials on a royalty free basis;

          (d)   As of eighteen (18) months from the Separation Date, Verigy must cease all use of Licensed Marks (excluding the AGILENT INSTAPIN mark) in Marketing Materials;

          (e)   For the thirty-six (36) months following the Separation Date, Verigy may use the AGILENT INSTAPIN mark in Marketing Materials on a royalty free basis;

          (f)    For the thirty-six (36) months following the Separation Date, Verigy may use the Licensed Marks on or in connection with the Agilent Branded Products on a royalty free basis;

          (g)   As of five (5) years following the Separation Date, Verigy must cease all use of Licensed Marks in Agilent Branded Products, and the Mark licensee granted herein shall terminate. Except as would be a violation of law, any Non-Customer-Facing Parts bearing the Licensed Marks manufactured more than five (5) years after the Separation Date shall bear a prominent label indicating that they are manufactured by Verigy and, unless commercially unreasonable, such label shall cover the Licensed Marks on such part.

        10.6 Verigy agrees to provide written confirmation of compliance with the License Term at six (6), eighteen (18), thirty-six (36) months and at five (5) years. Verigy shall also advise Agilent when it has discontinued use of all remaining Non-Customer-Facing Parts bearing the Licensed Marks.

        10.7 Except as would be a violation of Law, Verigy agrees to notify all customers receiving parts and materials bearing the Licensed Marks that Verigy is the source of and is the proper contact for such products, parts and materials.

        10.8 It is understood and agreed that it shall not be a violation of this License for Verigy, its Subsidiaries or Authorized Dealers, at any time after the Term, to make accurate references to the fact that Verigy has succeeded to the business of Agilent with respect to the Licensed Products, or to advertise or promote its or their provision of maintenance services or supply of spare parts for Licensed Products previously sold under any of the Licensed Marks, provided that Verigy, its Subsidiaries and Authorized Dealers do not in connection therewith suggest any affiliation with Agilent, do not claim to be authorized by Agilent in any manner with respect to such activities, and do not brand any products, Marketing Materials, Collateral Materials or parts Sold after the Term with any of the Licensed Marks in a manner that is inconsistent with this Article X.

ARTICLE XI
ROYALTIES

        11.1    ROYALTIES.

          (a)   Upon any Sale occurring more than thirty-six (36) months and less than five (5) years after the Separation Date by Verigy or its Subsidiaries of Agilent Branded Products (other than repaired, refurbished or reconstructed Agilent Branded Products), Verigy shall pay to Agilent a five (5) % royalty on the Net Sales earned by Verigy in each Verigy fiscal quarter as a result of such Sale.

          (b)   As used in this Article XI, "Net Sales". means the gross invoice price from: (i) royalty-bearing Sales under Section 11.1(a) above, in any case less: (1) charges for handling, freight, sales taxes, insurance costs and import duties where such items are included in the invoiced price; (2) point-of-sale credits (or other similar adjustments to price) granted to independent distributors; and (3) credits actually granted or refunds actually given for returns during such Verigy fiscal quarter. In the event that the foregoing Agilent Branded Products are Sold for no or nominal consideration or to a Subsidiary, Authorized Dealer, affiliated company or in any other circumstances in which the selling price is established on other than an arms-length basis, the Net Sales on such Sales shall be determined on the average selling price earned by Verigy during the preceding Verigy fiscal quarter on Sales of like volumes of the applicable Agilent Branded Products to unaffiliated customers in arms-length Sales. However, in the event that the foregoing Agilent Branded Products are Sold to Verigy's Subsidiaries, Authorized Dealers or affiliated companies for resale to Third Parties, then the royalties will be based on Net Sales from the Subsidiaries, Authorized Dealers or affiliated companies to the Third Parties and no royalties will be due on the Sales to the Subsidiaries, Authorized Dealers or affiliated companies.

          (c)   For the purposes of clarification, no royalty is due under this Article XI for uses of the Licensed Marks that are covered by Section 10.8.

        11.2    PAYMENTS AND ACCOUNTING.

          (a)   With respect to the royalties set forth herein, Verigy shall keep full, clear and accurate records until otherwise provided in Section 11.2(b). These records shall be retained for a period of three (3) years from the date of payment notwithstanding the expiration or other termination of this License. Agilent shall have the right, through a mutually agreed upon independent certified public accountant (consent to which shall not be unreasonably withheld or delayed by Verigy), and at Agilent's expense, to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to Agilent under this License. Prompt adjustment shall be made by either party to compensate for any errors and/or omissions disclosed by such examination or audit. Should any such error and/or omission result in an underpayment of more than five percent (5%) of the total royalties due for the period under audit, Verigy shall, upon Agilent's request, pay for the cost of the audit and pay Agilent an additional fee equal to a compound annual interest rate of ten percent (10%) of such error and/or omission.

          (b)   Beginning thirty-six (36) months after the Separation Date, within forty-five (45) days after the end of each Verigy fiscal quarter, Verigy shall furnish to Agilent a statement in suitable form showing all Agilent Branded Products subject to royalties that were sold, during such quarter, and the amount of royalty payable thereon. If no products or services subject to royalty have been sold, that fact shall be shown on such statement. Also, within such forty-five (45) days, Verigy shall pay to Agilent the royalties payable hereunder for such quarter. Verigy and Agilent will determine the form of the statement prior to submission of the first such statement. All royalty and other payments to Agilent hereunder shall be in United States dollars. Royalties based on sales in other currencies shall be converted to United States dollars according to the official rate of exchange for that currency, as published in the Wall Street Journal on the last day of the calendar month in which the royalty accrued (or, if not published on that day, the last publication day for the Wall Street Journal during that month). If two consecutive Verigy fiscal quarters pass in which no royalties are due under this License and Verigy reasonably believes no royalties will be due, the obligations pursuant to this Article XI shall terminate. If Verigy resumes sale of Agilent Branded Products that are subject to royalties, the obligations of this Article XI shall automatically resume.

ARTICLE XII
TERMINATION

        12.1    VOLUNTARY TERMINATION.    By written notice to Agilent, Verigy may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by Agilent. Such notice shall specify the effective date of such termination and shall clearly specify any affected Licensed Marks and Licensed Products.

        12.2    SURVIVAL.    Any voluntary termination of licenses and rights of Verigy under Section 12.1 hereof shall not affect Verigy's licenses and rights with respect to any Licensed Products made or furnished prior to such termination.

ARTICLE XIII
DISPUTE RESOLUTION

        The provisions of Section 9.3 of the MSDA are hereby incorporated into this License by this reference.

ARTICLE XIV
LIMITATION OF LIABILITY

        IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY DAMAGES NOT EXPRESSLY CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ANY OTHER DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE XV
MISCELLANEOUS PROVISIONS

        15.1    DISCLAIMER.    EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE MSDA OR ANCILLARY AGREEMENTS, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL LICENSED MARKS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR FURNISHED HEREUNDER ARE LICENSED OR FURNISHED WITHOUT ANY WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Except as otherwise set forth herein or in the MSDA or Ancillary Agreements, neither Agilent nor any of its Subsidiaries makes any warranty or representation as to the validity of any Mark licensed by it to Verigy or any warranty or representation that any use of any Mark with respect to any product or service will be free from infringement of any rights of any third party.

        15.2    NO IMPLIED LICENSES.    Nothing contained in this License shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this License with respect to the Licensed Marks. Neither party is required hereunder to furnish or disclose to the other any information (including copies of registrations of the Marks), except as specifically provided herein or in the MSDA or Ancillary Agreements.

        15.3    INFRINGEMENT SUITS.    Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any of the Licensed Marks or to defend any action or suit brought by a third party which challenges or concerns the validity of any of the Licensed Marks. Verigy shall not have any right to institute any action or suit against Third Parties for infringement of any of the Licensed Marks. Notwithstanding the forgoing, Verigy may institute a suit based on infringement based on any rights it may have in the INSTAPIN mark.

        15.4    NO OBLIGATION TO OBTAIN OR MAINTAIN MARKS.    Neither party, nor any of its Subsidiaries, is obligated to: (a) file any application for registration of any Marks, or to secure any rights in any Marks, (b) maintain any Mark registration, or (c) provide any assistance, except for the obligations expressly assumed in this License.

        15.5    ENTIRE AGREEMENT.    This License, together with the MSDA and Ancillary Agreements constitute the entire understanding between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent there is a conflict between this License and the MSDA or any Ancillary Agreement between the parties, the terms of the MSDA shall govern, provided, however, that the terms of this License shall govern with respect to: (a) Section 3.3 concerning enforcement of agreements, (b) Article V trademark usage guidelines enforcement, (c) Article VII quality standards enforcement, (d) Article IX with respect to Confidential Information transferred or disclosed pursuant to this License, (e) Article XI concerning royalties and audits due under this license, (f) Article XII with respect to termination of the licenses granted hereunder, (g) Article XIII concerning dispute resolution, (h) Article XIV solely with respect to intellectual property that is licensed by one party to another party pursuant to this License, (i) Section 15.7 concerning jurisdiction, (j) Section 15.9 concerning notice, and (k) Section 15.8 concerning assignment or transfer of rights or obligations arising under this License.

        15.6    GOVERNING LAW.    The internal laws of the State of California (without reference to its principles of conflicts of law) shall govern the construction, interpretation and other matters arising out of or in connection with this License.

        15.7    JURISDICTION.    If any dispute arises out of or in connection with the License, the parties hereby irrevocably: (a) consent and submit to the jurisdiction of the federal and state courts located in California; (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient; and (c) waive to the fullest extent permitted by law any right to trial or adjudication by jury.

        15.8    SECTION HEADINGS; TABLE OF CONTENTS.    The section headings contained in this License are inserted for reference purposes only and are not intended to be a part, nor should they affect the meaning or interpretation, of this License.

        15.9    NOTICES.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by an internationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:

  if to Agilent:

    Agilent Technologies, Inc.
    395 Page Mill Road, MS A3-10
    P.O. Box 10395
    Palo Alto, California 94303-0870
    Attn: Vice President, Associate General Counsel and Director of Intellectual Property
    Telecopy: (650) 752-5742

  with a copy to:

    Simpson Thacher & Bartlett LLP
    2550 Hanover Street
    Palo Alto, California 94304
    Attn: William H. Hinman Jr., Esq.

  if to Verigy:

    Verigy Pte. Ltd.
    395 Page Mill Road
    P.O. Box 10395
    Palo Alto, California 94306
    Attn: General Counsel
    Telecopy: (650) 752-5772

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day (as defined in the MSDA) following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed.

        15.10    NONASSIGNABILITY.    Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this License, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer any or all of its rights or obligations under this License to one or more Subsidiaries of such party; provided, however, that no such assignment or transfer shall release the assigning party from any of its liabilities or obligations hereunder. Without limiting the foregoing, this License will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

        15.11    SEVERABILITY.    If any provision of this License shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this License shall not be affected and shall remain in full force and effect, and Agilent and Verigy shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

        15.12    AMENDMENT; WAIVER; REMEDIES CUMULATIVE.    This License, including this provision of this License, may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this License, including any investigation by or on behalf of any party or a failure or delay by any party in exercising any power, right or privilege under this License, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this License and the MSDA. The waiver by any party hereto of a breach of any provision of this License shall not operate or be construed as a waiver of any subsequent breach. All rights and remedies existing under this License are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        15.13    COUNTERPARTS.    This License may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 15.13, provided that receipt of copies of such counterparts is confirmed.

        WHEREFORE, the parties have signed this Manufacturing Trademark License Agreement effective as of the Separation Date first set forth above.

AGILENT TECHNOLOGIES, INC.	VERIGY PTE. LTD.
By:	By:
Name:	Name:
Title:	Title:

ATTACHMENT 1
TO
TRADEMARK MANUFACTURING LICENSE AGREEMENT

AGILENT

AGILENT TECHNOLOGIES

AGILENT INSTAPIN

(Spark Logo)

(Corporate Signature)

Agilent Identity System
Product Labeling Standards

March 1, 2001

Agilent Technologies

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1.07 **Product Labeling System**
Preferred Horizontal Format

Agilent Technologies Corporate Signature
Model Number/Sub-brand
Range
Agilent Technologies
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
Descriptor

3A – the width/height of the Spark of Insight in the Corporate Signature
3A – the minimum space between the Corporate Signature and the Model Number/Sub-brand
1.5A – the minimum space between the Model Number/Sub-brand and the Range
3A
1A
1A
1A
Agilent Technologies
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
1/3A
2/3A
1/3A
2/3A

1A
Agilent Technologies
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator

Clear Space

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1.08 Product Labeling System

Optional Stacked Format

3A – the width/height of the Spark of Insight in the Corporate Signature
1.5A – the minimum space between the Model Number/ Sub-brand and the Range
3/4A
3A
1A
1A
1A
Agilent Technologies
1A
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
1/3A
1/3A
2/3A
1/3A
2/3A

This is not the preferred product labeling option.

Agilent Technologies Corporate Signature
Agilent Technologies
Model Number/ Sub-brand
8662A
10 KHz to 1280 MHz
Range
Synthesized Signal Generator
Descriptor

A
Agilent Technologies
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
Clear Space

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2.01 Updated 3.1.01

2.0 Placing Product Labeling

2.02 **Introduction**

2.03 **Product Labeling Position for Rack-Mounted Products**

2.04 **Preferred Product Labeling Position for System Products**

2.05 **Optional Product Labeling Position for System Products**

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2.05 **Placing Product Labeling**

Optional Product Labeling Position for System Products

25mm
Minimum distance
to the left edge
15mm
Minimum distance
to the upper edge
Agilent Technologies
8662A 10 KHz to 1280 MHz
Synthesized Signal Generator

This is not the preferred product labeling option.

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Center the Spark of Insight on the lid or panel area of the product.
1/3
The height of the Spark of Insight is equivalent to 1/3 the height of the lid or panel area of the product.
1/3
Center the Spark of Insight on the lid or panel area of the product.
The width of the Corporate Signature is equivalent to 2/3 the width of the Spark of Insight on the lid or panel area of the product, or the nearest artwork size available.
Align the vertical axis of the Spark of Insight within the Corporate Signature with the vertical axis of the individual Spark of Insight on the lid or panel area of the product.

Example of the Spark of Insight and the Corporate Signature applied to the lid or panel area of a horizontally proportioned generic product.

3.04 Spark of Insight Applications

Horizontal Placement

The Spark of Insight: Size and Position

The Corporate Signature: Size and Position

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3.05 **Spark of Insight Applications**
Vertical Placement

The width of the Spark of Insight is equivalent to 1/3 the width of the lid or panel area of the product.
1/3
1/3
Center the Spark of Insight on the lid or panel area of the product.
The width of the Corporate Signature is equivalent to 2/3 the width of the Spark of Insight on the lid or panel area of the product, or the nearest artwork size available.
Align the vertical axis of the Spark of Insight within the Corporate Signature with the vertical axis of the individual Spark of Insight on the lid or panel area of the product.

Example of the Spark of Insight and the Corporate Signature applied to the lid or panel area of a vertically proportioned generic product.

The Spark of Insight: Size and Position

The Corporate Signature: Size and Position

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3.06

Spark of Insight Applications

Square Placement

Center the Spark of Insight on the lid or panel area of the product.
1/3
The height of the Spark of Insight is equivalent to 1/3 the height of the lid or panel area of the product.
1/3
Center the Spark of Insight on the lid or panel area of the product.
The width of the Corporate Signature is equivalent to 2/3 the width of the Spark of Insight on the lid or panel area of the product, or the nearest artwork size available.
Align the vertical axis of the Spark of Insight within the Corporate Signature with the vertical axis of the individual Spark of Insight on the lid or panel area of the product.

Example of the Spark of Insight and the Corporate Signature applied to the lid or panel area of a generic product that is square in proportion.

The Spark of Insight: Size and Position

The Corporate Signature: Size and Position

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For applications immediately above 6mm, use the 6mm artwork of the Corporate Signature. See page 1.05 for details.
Agilent Technologies
6mm
Agilent
Abbreviated Corporate Signature with the 3-Dot Spark of Insight. Use only at or between 5mm and 6mm.
Adjust the height to fit your space. Use the Spark of Insight to measure.
Agilent
5mm
Agilent
3mm
Agilent
Abbreviated Corporate Signature. Use only at or between 1.5mm and 3mm.
Adjust the height to fit your space. Use the the letter A to measure.
Agilent
Agilent
1.5mm
Agilent
1.4mm
A
The Letter A (for components only). Use only at or between 1.4mm and 1mm.
A
A
1mm
A

4.05 Restricted Space Format

Scaling from 1mm to 6mm

The Abbreviated Corporate Signature

The Letter A

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4.06

Restricted Space Format

Horizontal Identity Format

Abbreviated Corporate Signature
with the 3-Dot Spark of Insight
Model Number/Sub-brand
Range
Agilent
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
Descriptor

2A – the width/height of the 3-Dot Spark of Insight in the Abbreviated Corporate Signature
2A – the minimum space between the Abbreviated Corporate Signature and the Model Number/Sub-brand
1.5A – the minimum space between the Model Number/Sub-brand and the Range
2A
1A
1A
Agilent
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
1/3A
2/3A
1/3A
2/3A

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4.07 Restricted Space Format

Stacked Identity Format

Abbreviated Corporate Signature with the 3-Dot Spark of Insight
Agilent
Range
Model Number/ Sub-brand
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
Descriptor

2A – the width/height of the 3-Dot Spark of Insight in the Abbreviated Corporate Signature
1.5A – the minimum space between the Model Number/ Sub-brand and the Range
2A
1A
1A
Agilent
1A
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
1/3A
1/3A
2/3A
1/3A
2/3A
1/3A – the space between the lower limit of the 3-Dot Spark of Insight and the Model Number/Sub-brand

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4.10

Restricted Space Format

Product Identity Placement on Accessories

Agilent
1234A
Descriptor 10 KHz to 100 MHz

Abbreviated Corporate Signature with the 3-Dot Spark of Insight
Model Number/Sub-brand
Descriptor
Range
Agilent
1234A
Descriptor 10 KHz to 100 MHz

2A – the width/height of the 3-Dot Spark of Insight in the Abbreviated Corporate Signature
2A – recommended minimum space between the Abbreviated Corporate Signature and the Model Number/Sub-brand
1A – recommended minimum space between the Model Number/Sub-brand and the Descriptor
1/2A – recommended minimum space between the Model Number/Sub-brand and the Descriptor
2A
1A
1A
Agilent
1234A
Descriptor 10 KHz to 100 MHz
1/3A
2/3A

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4.11 Restricted Space Format

Limited Height Format and Placement

Abbreviated Corporate Signature
Model Number/Sub-brand
Descriptor
Agilent 38520A Data Acquisition

Where space permits, leave an adequate space as shown here.
Where space permits, leave an adequate space as shown here.
1A
A
Agilent 38520A Data Acquisition
1/3A
2/3A

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4.12 Restricted Space Format

Unique Applications

3-Dot Spark of Insight
TIMING & CONTROL
Abbreviated Corporate Signature with the 3-Dot Spark of Insight
Agilent
E8421A
2mm
2mm
Model Number/Sub-brand

VXI Example Module Panel

Hardware

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4.13

Restricted Space Format

Unique Applications

2mm
2mm
Descriptor
Information
2mm
Agilent
12345
3mm
2mm
2mm

VME single-width, full-height module panel example

Product Descriptor
2 lines max.
linespace 1.5mm

Abbreviated Corporate Signature centered on panel

Product Number, if used, left-justified under Abbreviated Corporate Signature

Agilent
12345
3mm
2mm
2mm

VME half-height panel module example

VME extractor example

Hardware

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5.08 Artwork and Color References

Color Specifications: Restricted Space, 6mm and Smaller

3-Dot Spark of Insight
Agilent Logotype
Model Number/Sub-brand
Range
Agilent
8662A
10 KHz to 1280 MHz
Synthesized Signal Generator
Descriptor

Light-Panel Background

Preferred color: X Optional color: 0	Front Panel	Spark of Insight	Agilent Logotype	Descriptor, Model No./ Sub-brand, Range
Arctic White	X			
Quartz Grey	X			
Glacier Gray	X			
Flint Gray	0			
Pewter Gray				
Slate Gray				
Graphite Gray		X	X	X
Sable Black				0
Agilent Blue				0
Medium Blue				0
Medium Purple				0
Medium Green				0
Dark Blue				0
Dark Purple				0
Dark Green				0

Dark-Panel Background

Preferred color: X Optional color: 0	Front Panel	Spark of Insight	Agilent Logotype	Descriptor, Model No./ Sub-brand, Range
Arctic White		X	X	X
Quartz Gray				0
Glacier Gray				
Flint Gray				
Pewter Gray	0			
Slate Gray	0			
Graphite Gray	X			
Sable Black	X			
Agilent Blue				0
Medium Blue				0
Medium Purple				0
Medium Green				0
Dark Blue				0
Dark Purple				0
Dark Green				0

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6.03

Unacceptable Usage

Corporate Signature

A.
Agilent Technologies
My Organization
B.
Communication Networking
C.
Agilent Technologies
D.
Agilent Technologies
E.
Agilent Technologies
F.
Agilent Technologies
G.
Agilent Technologies
H.
Agilent Technologies

A. Do not make additions to the signature.

C. Do not change the color of the signature.

G. Do not enclose the signature in a shape.

H. Do not rearrange signature elements.

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[GRAPHIC]

Agilent Identity System
Product Labeling Standards

March 1, 2001

[LOGO]

Product Labeling Standards

02	Updated 3.1.01

03	Introduction

1.0	Product Labeling System

2.0	Placing Product Labeling

3.0	Spark of Insight Applications

4.0	Restricted Space Format

5.0	Artwork and Color References

6.0	Unacceptable Usage

03           Product Labeling Standards

Introduction

Product labeling is a critical factor in our identity that covers, with equal importance, our whole product range from the largest to the smallest product offering.

The Product Labeling Standards document is an important tool used to establish the Agilent Technologies name and to build our brand. Attentive and appropriate use of these standards will ensure a positive and lasting impression of our company.

Because of the requirements of the materials and reproduction processes used in product labeling, these standards give specifications (e.g., color, signature) that differ from other Agilent standards. Care must always be taken to use the standards and specifications appropriate for each application.

1.0	Product Labeling System

1.01	Updated 3.1.01

1.02	Introduction

1.03	The Corporate Signature

1.04	Proportional Measurement System

1.05	Scaling the Corporate Signature: 8mm to 28mm and Larger

1.06	System Elements

1.07	Preferred Horizontal Format

1.08	Optional Stacked Format

1.09	Color Options

1.02       Product Labeling System

Introduction

This section contains information about the elements that make up the basic product labeling system. All the labeling elements have a precise position, proportional size and relationship to each other. The rules governing this relationship that are detailed in this section will help build consistency and strength for the Agilent brand.

The Agilent Technologies Corporate Signature is the primary element and must be clearly located on every product. All products are identified by their model number or sub-brand name, and may also carry a descriptor to describe their function. In some instances, products also include information on their frequency range. Where space and scale are limited, consult the Restricted Space Format section in this document.

1.03       The Corporate Signature

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The Agilent Technologies Corporate Signature is a significant element in the recognition of our products, both individually and in systems. It is composed of two basic elements: the Spark of Insight and the Agilent Technologies Logotype. This is the preferred version of the Corporate Signature for product labeling. Along with product style and dimensional consistency, uniform application of the Corporate Signature contributes greatly to product design integrity.

The other elements of the product identity system, including secondary branding devices and product descriptors, should be applied following the rules and specifications in this standards document. In this way, these elements will work together with the Corporate Signature and will not compete with or dominate it.

For very small product identification or where space is limited, specially adjusted versions of the Corporate Signature are available. Details and specifications of these specially adjusted signatures are given in the Restricted Space Format section in this document. It is important to note that the product labeling process does not use the Corporate Signature with the Heritage Line.

1.04       Proportional Measurement System

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The size and relationship of the elements in the product labeling system are governed by a proportional unit of measurement based on the height of the letter A in the Agilent Technologies Corporate Signature.

The A unit is also used to define the minimum area of clear space that should be left free around product labeling applications.

These proportional relationships are detailed for each product labeling configuration in this standards document. They are the basis of the product labeling system.

For reference, note that the A unit of measurement is also used in the proportional construction of the Agilent Technologies Corporate Signature. As shown here, the height (and width) of the Spark of Insight is equivalent to three times the height of the letter A in “Agilent Technologies.”

1.05       Scaling the Corporate Signature: 8mm to 28mm and Larger

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For demonstration purposes, the signatures shown here appear slightly smaller than their permitted applicable size. Use these artwork files only at the measurements shown.

In the product labeling system, the Corporate Signature can be used at a wide range of sizes; however, some restrictions apply. The height of the Spark of Insight is always used to reference the size of the Corporate Signature.

At sizes above 28mm, the Corporate Signature may be uniformly enlarged to any size appropriate for product labeling solutions. When enlarging, do not distort the signature in any way. For sizes above 28mm, use the designated artwork provided.

For sizes at or below 28mm, the Corporate Signature must be used at the specific sizes as shown here: 8mm, 10mm, 12mm, 14mm, 21mm and 28mm. For these sizes, use only the special designated artwork. Do not enlarge or reduce these artwork files. Use them only at actual size.

For sizes below 8mm, consult the solutions provided in the Restricted Space Format section beginning on page 4.01.

These product labeling artwork files of the Corporate Signature have been prepared to meet the particular needs of product labeling production. To obtain all these files, consult the Artwork and Color References section beginning on page 5.01. Do not use artwork files from any other source.

1.06       System Elements

Information identifying an Agilent Technologies product by number and name is combined with the Corporate Signature into a product identity format, which may include the four elements shown here:

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Agilent Technologies Corporate Signature

Principal element of the format. It is designated as the aesthetically and legally correct mark for all Agilent Technologies products. Required on all products. Only use the product labeling artwork files of the Corporate Signature.

These artwork files are downloadable from: http://es2.corporate.agilent.com/agilent-id/index.htm

Note: Division names are not used in product identification.

Model Number/Sub-brand

Individual product number or name. Required on all products.

Font: Agilent Bold/Univers 65 (uppercase and lowercase)

Descriptor

A generic term or common descriptive name. A descriptor is used on some but not all products. Other examples: Network Analyzer, Gas Chromatograph.

Font: Agilent Bold/Univers 65 (uppercase and lowercase)

Range

Operational limits of a product or component. Not listed on all products. For example: 0.0 MHz to 1.1 MHz.

Font: Agilent Bold/Univers 65 (uppercase and lowercase)

1.07       Preferred Horizontal Format

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Product identity is normally located on the control panel of Agilent Technologies instrument products. The model number/sub-brand, descriptor and range are grouped in a compact information block which is combined with the Agilent Technologies Corporate Signature to create a horizontal product identity format. Each of these elements has a precise position, proportional size and relationship to each other.

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The height of the A is used as a unit of measurement to define the size of the model number/sub-brand, the descriptor and the range. The A unit of measurement is also used to define the position of these elements in relation to each other and to the Corporate Signature. This format is a revised version of what has historically been used for product labeling.

1.08       Optional Stacked Format

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The optional stacked product identity format is intended for use in applications where the available space for product identity is not appropriate for the preferred horizontal configuration (see the previous page).

The information in the stacked product identity format is grouped together in a compact information block. This is combined with the Agilent Technologies Corporate Signature. In the stacked product identity format, there is a precise position and proportional relationship requirement for each of the elements.

This is not the preferred product labeling option.

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1.09       Color Options

A.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

B.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

C.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

D.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

E.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

F.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

G.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

Based on Color Palette 2000, background colors can vary. The background color in these examples is Quartz Gray. In order to achieve maximum impact and recognition, the color for the Corporate Signature is Agilent Blue and Graphite Gray, as shown. The recommended color for the product labeling information block is:

A.           Medium Blue

Optional colors for the information block are:

B.           Graphite Gray

C.           Medium Purple

D.           Medium Green

E.            Dark Blue

F.            Dark Purple

G.           Dark Green

This provides sufficient contrast with the background, yet does not compete with the Corporate Signature for attention.

The colors reproduced on this page and throughout this document may not accurately reflect the actual colors in use. Do not use the colors as they appear here for reference; rather, consult the colors listed in the Color Palette 2000 on page 5.06.

2.0	Placing Product Labeling

2.01	Updated 3.1.01

2.02	Introduction

2.03	Product Labeling Position for Rack-Mounted Products

2.04	Preferred Product Labeling Position for System Products

2.05	Optional Product Labeling Position for System Products

2.02       Placing Product Labeling

Introduction

This section contains information about how product labeling should be placed on our system products and rack-mounted products. Appropriate, correct and consistent positioning of the Agilent Technologies Corporate Signature and the corresponding product identification is an important factor in the maintenance and integrity of the Agilent brand.

Where space and scale are limited or reduced, refer to specific product labeling information in the Restricted Space Format section in this document.

2.03       Product Labeling Position for Rack-Mounted Products

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The rack-mounted product identity format uses the Agilent Corporate Signature in a single 12mm size. The size is defined by the measurement of the height of the Spark of Insight in the Corporate Signature.

The Corporate Signature must always be positioned in the top left corner on a rack-mounted product. The distance from the Spark of Insight to both the upper and left edges of the product must always be 4mm. It is important that this placement be applied consistently to ensure product-to-product identity alignment in rack or stack applications.

The accompanying product descriptor information maintains its relative size scale and positioning requirements as detailed in earlier pages.

Use only this single 12mm-size product labeling version for all rack-mounted products.

2.04       Preferred Product Labeling Position for System Products

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This is the preferred product labeling format and position for all Agilent Technologies system products. The intent is to provide product recognition that is clearly and easily identifiable. This is achieved by implementing a consistent and uniform method of labeling on all products.

The preferred product labeling solution places the Corporate Signature in the upper left position with the product descriptor in the upper right corner. The space between the Corporate Signature and product descriptor should be the maximum that space allows.

This product labeling format is scalable to the size of the available space. However, caution should be exercised when scaling to ensure that the result does not have a “billboard” or oversized appearance.

2.05       Optional Product Labeling Position for System Products

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This labeling should be used on those system products where the preferred product labeling format cannot be used because of a space limitation.

This product labeling format is scalable to the size of the available space. However, caution should be exercised when scaling to ensure that the result does not have a “billboard” or oversized appearance.

This is not the preferred product labeling option.

3.0	Spark of Insight Applications

3.01	Updated 3.1.01

3.02	Introduction

3.03	Criteria for Usage

3.04	Horizontal Placement

3.05	Vertical Placement

3.06	Square Placement

3.02       Spark of Insight Applications

Introduction

This section contains information about how the Spark of Insight may be used as an individual product labeling element on the lids or panel areas of Agilent products. This special treatment of the Spark of Insight may only be used within the criteria cited in this section.

Appropriate, correct and consistent application of the product labeling system is an important factor in the maintenance and integrity of the Agilent brand. However, given the wide variety of sizes, shapes and proportions of our products, this section can deal with only the principles of this special application of the Spark of Insight — therefore, good sense and good judgment must also prevail.

3.03       Criteria for Usage

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The Spark of Insight may be used as an individual product labeling element on the top lid or panel area on Agilent products. This area must be a visually prominent part of the product and be sufficiently smooth and clear to accept both the Spark of Insight and the Corporate Signature in the approved proportions.

To maintain a consistent visual relationship between the Spark of Insight, the Corporate Signature and the product, this set of proportional standards must be used. Approved color options for the application of the Spark of Insight and Corporate Signature are detailed on page 5.07.

The use of the Spark of Insight (with the Corporate Signature) on the top lid or panel area of a product does not substitute the other product labeling applications. Full product labeling must also be correctly applied to the product on a visually separate area, either inside the lid or on another surface.

Due to their design, form and usage, many Agilent products will not permit, or will not call for, this special application of the Spark of Insight. In these cases, use one of the other appropriate product labeling applications detailed in this document.

3.04       Horizontal Placement

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The Spark of Insight: Size and Position

The size of the Spark of Insight is equivalent to 1/3 the size of the lid or panel area, measured by its shortest side. The Spark of Insight must be precisely centered on the lid or panel area.

The Corporate Signature: Size and Position

The Corporate Signature must always be applied. The vertical axis of the Spark of Insight in the Corporate Signature aligns with the vertical axis of the individual Spark of Insight on the lid or panel area. Place the Corporate Signature below and at a distance from the Spark of Insight as shown. The width of the Corporate Signature is equivalent to 2/3 the width of the Spark of Insight on the lid or panel area, or the nearest size available in the artwork files.

Approved color options for the application of the Spark of Insight and Corporate Signature are detailed on page 5.07. The color of the Spark of Insight in the Corporate Signature must be the same color as the individual Spark of Insight on the product lid or panel area.

3.05       Vertical Placement

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The Spark of Insight: Size and Position

The size of the Spark of Insight is equivalent to 1/3 the size of the lid or panel area, measured by its shortest side. The Spark of Insight must be precisely centered on the lid or panel area.

The Corporate Signature: Size and Position

The Corporate Signature must always be applied. The vertical axis of the Spark of Insight in the Corporate Signature aligns with the vertical axis of the individual Spark of Insight on the lid or panel area. Place the Corporate Signature below and at a distance from the Spark of Insight as shown. The width of the Corporate Signature is equivalent to 2/3 the width of the Spark of Insight on the lid or panel area, or the nearest size available in the artwork files.

Approved color options for the application of the Spark of Insight and Corporate Signature are detailed on page 5.07. The color of the Spark of Insight in the Corporate Signature must be the same color as the individual Spark of Insight on the product lid or panel area.

3.06       Square Placement

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The Spark of Insight: Size and Position

The size of the Spark of Insight is equivalent to 1/3 the size of the lid or panel area. The Spark of Insight must be precisely centered on the lid or panel area.

The Corporate Signature: Size and Position

The Corporate Signature must always be applied. The vertical axis of the Spark of Insight in the Corporate Signature aligns with the vertical axis of the individual Spark of Insight on the lid or panel area. Place the Corporate Signature below and at a distance from the Spark of Insight as shown. The width of the Corporate Signature is equivalent to 2/3 the width of the Spark of Insight on the lid or panel area, or the nearest size available in the artwork files.

Approved color options for the application of the Spark of Insight and Corporate Signature are detailed on page 5.07. The color of the Spark of Insight in the Corporate Signature must be the same color as the individual Spark of Insight on the product lid or panel area.

4.0	Restricted Space Format

4.01	Updated 3.1.01

4.02	Introduction

4.03	The Corporate Signature

4.04	Proportional Measurement System

4.05	Scaling from 1mm to 6mm

4.06	Horizontal Identity Format

4.07	Stacked Identity Format

4.08	Preferred Identity Format Placement

4.09	Stacked Identity Format Placement

4.10	Product Identity Placement on Accessories

4.11	Limited Height Format and Placement

4.12	Unique Applications

4.13	Unique Applications

4.02       Restricted Space Format

Introduction

This section contains information about how product labeling is correctly accomplished in situations where usable space is very limited. More specifically, this section addresses situations where the Spark of Insight can be applied at sizes no larger than 6mm. The section also details a range of labeling options for restricted-format and small-scale products. For this unique purpose, both the Spark of Insight and the Agilent Technologies Logotype have been visually adjusted so that they may be clearly and efficiently reproduced at reduced sizes.

4.03       The Corporate Signature

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The Abbreviated Corporate Signature with the 3-Dot Spark of Insight

The Spark of Insight and Agilent Logotype in this signature have been visually adjusted to accommodate small sizes when silkscreen printing on small applications. Additionally, in order to meet space restrictions, the “Technologies” descriptor in the Agilent Logotype has been eliminated. Using the 3-Dot Spark of Insight to determine the height, this signature may be used only at sizes ranging from 5mm to 6mm. For applications below the 5mm minimum size, use the Abbreviated Corporate Signature only.

The Abbreviated Corporate Signature

Where space restrictions are even more reduced, the Abbreviated Corporate Signature should be used. The 3-Dot Spark of Insight has been eliminated. Using the height of the letter A to determine its dimension, the maximum size for the Abbreviated Corporate Signature is 3mm. The minimum size permitted is 1.5mm.

4.04       Proportional Measurement System

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The size and relationship of the elements in the product labeling system are governed by a proportional unit of measurement based on the height of the letter A in the Agilent Technologies Abbreviated Corporate Signature.

The height of the A is used as a unit of measurement to define the size of the model number/sub-brand, the descriptor and the range. The A unit of measurement is also used to define the position of these elements in relation to each other and to the Abbreviated Corporate Signature.

These proportional relationships are detailed for each product labeling configuration in this standards document. They are the basis of the product labeling system, and must be maintained and not be altered or distorted in any way.

Note that the A unit of measurement is also used in the proportional construction of the Agilent Technologies Abbreviated Corporate Signature. As shown here, the height (and width) of the 3-Dot Spark of Insight is precisely equivalent to twice the height of the letter A in “Agilent.”

4.05       Scaling from 1mm to 6mm

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The Abbreviated Corporate Signature with the 3-Dot Spark of Insight

The Abbreviated Corporate Signature with the 3-Dot Spark of Insight must be used specifically for those applications where space restrictions require that the height of the Spark of Insight be scaled to a size ranging from 5mm to 6mm.

The Abbreviated Corporate Signature

For 3mm to 4mm space requirements, use the Abbreviated Corporate Signature. For 1.5mm to 3mm space requirements, scale the height to fit the space.

The Letter A

The letter A is reserved for extremely small electronic components only, and should only be used in spaces where character height is constrained to a height equal to or less than 1.4mm. The minimum height for the letter A is 1mm. The A must be used with the product model number and is only for company identification, not for branding of the product.

4.06        Horizontal Identity Format

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The product identity is normally located on the control panel of Agilent Technologies instrument products. Since existing control panels are usually crowded with displays, controls, connectors, etc., a space-efficient identity format is required.

Product identity information — such as model number/sub-brand, descriptor and range — is grouped together in a compact information block. The information block and the Abbreviated Corporate Signature with the 3-Dot Spark of Insight are combined to create a horizontal product identity format. As shown here, each of these elements has a precise position, proportional size and relationship to each other.

This solution may only be used where the height of the 3-Dot Spark of Insight measures from 5mm to 6mm. The position and size of all the elements may be uniformly enlarged or reduced to or within the 5mm to 6mm limit.

4.07         Stacked Identity Format

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For demonstration purposes, the signatures shown here appear larger than their permitted applicable size. Use the artwork files only at or within the permitted measurements.

The stacked product identity format is intended for use in applications where the available space prevents use of the horizontal configuration (see the previous page).

In the stacked product identity format, information is grouped together in a compact block. The information block is combined with the Abbreviated Corporate Signature and with the 3-Dot Spark of Insight. In the stacked product identity format, each of the elements has a precise position, proportional size and relationship to each other.

This solution may only be used where the height of the 3-Dot Spark of Insight measures from 5mm to 6mm. The position and size of all the elements may be uniformly enlarged or reduced to or within the 5mm to 6mm limit.

4.08         Preferred Identity Format Placement

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Primary Location

The preferred, primary location for the product identity format is the upper left corner of the control panel. Placement is referenced from the top left corner of the Abbreviated Corporate Signature with the 3-Dot Spark of Insight. It is important that this placement be used consistently to ensure product-to-product identity alignment in rack or stack applications.

Secondary Locations

When it is not possible to place the product identity format in the primary location, the identity format may be moved lower on the panel. The distance from the left edge of the panel must be maintained.

If the left side of the control panel is occupied by a large component (such as a CRT) and it is not possible to use the preferred location, the product identity may be placed in the available space to the immediate right of the component, using the 6mm dimension.

4.09         Stacked Identity Format Placement

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The shape of the label or space on which the product identity is placed may require the use of the stacked format described in this section. The preferred location is always the upper left corner of the label. When this location is not available, the lower left corner is recommended.

4.10         Product Identity Placement on Accessories

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For demonstration purposes, the signatures shown here appear larger than their permitted applicable size. Use the artwork files only at or within the permitted measurements.

Some accessories have exceptional space requirements for which other product labeling solutions prove inadequate. In such cases, asingle-line horizontal solution may be used.

This solution may only be used where the height of the 3-Dot Spark of Insight measures from 5mm to 6mm. The position and size of all the elements may be uniformly enlarged or reduced to or within the 5mm to 6mm limit.

As adequate labeling space may be severely restricted on certain products, the space between the different elements of the information block is not specified, but shown here as a recommendation.

4.11         Limited Height Format and Placement

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For demonstration purposes, the signatures shown here appear larger than their permitted applicable size. Use the artwork files only at or within the permitted measurements.

The limited height format is used in applications where available space, particularly height, is severely limited, such as on cables, thin probes, etc. The Abbreviated Corporate Signature with the 3-Dot Spark of Insight is replaced by the Abbreviated Agilent Signature with the model number/sub-brand and descriptor on a single line.

This solution may only be used where the height of the letter A in the Agilent Abbreviated Corporate Signature measures from 1.5mm to 3mm. The position and size of all the elements may be uniformly enlarged or reduced to or within the 1.5mm to 3mm limit.

As adequate labeling space may be severely restricted on certain products, the space between the different elements of the information block is not specified, but shown here as a recommendation.

4.12         Unique Applications

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For demonstration purposes, the signatures shown here appear larger than their permitted applicable size. Use the artwork files only at or within the permitted measurements.

Hardware

There are products that have unique product labeling needs due to their aspect ratio of width to height. There are products that have very little panel space for product labeling because connectors or controls occupy most of the available area.

It is permissible to use the Spark of Insight on panels only as shown. When the Spark of Insight is used by itself, the Corporate Signature should also appear on the front of the product (except in very special situations); this will help identify the Spark of Insight.

4.13         Unique Applications

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For demonstration purposes, the signatures shown here appear larger than their permitted applicable size. Use the artwork files only at or within the permitted measurements.

Hardware

There are products that have unique product labeling needs due to their aspect ratio of width to height. Additionally, most of these products have very little panel space for product labeling because connectors or controls occupy most of the available area.

There are single-width panels that do not have enough horizontal space to use the Abbreviated Corporate Signature with the Spark of Insight. These panels use only the Abbreviated Corporate Signature. The Spark of Insight by itself appears on the extractor handles.

5.0	Artwork and Color References

5.01	Updated 3.1.01

5.02	Introduction

5.03	Corporate Signature Artwork: 8mm to 28mm

5.04	Corporate Signature Artwork: Larger than 28mm

5.05	Corporate Signature Artwork: Restricted Space Format

5.06	Color Specifications: Color Palette 2000

5.07	Color Specifications: 8mm and Larger

5.08	Color Specifications: Restricted Space, 6mm and Smaller

5.02         Artwork and Color References

Introduction

This section contains information about the Agilent Corporate Signature artwork available and the color specifications unique to the product labeling system. The artwork files have been prepared to meet the particular needs of product labeling production. Care must always be taken to choose the appropriate version of the Corporate Signature for each application. Do not use artwork files from other Agilent standards or artwork intended for other production or printing processes.

The colors referenced in this section and throughout this document are for product identity applications only and must not be used for other purposes. Furthermore, color specifications from other Agilent standards must not be used on product labeling.

5.03         Corporate Signature Artwork: 8mm to 28mm

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For demonstration purposes, the signatures shown here appear slightly smaller than their permitted applicable size. Use these artwork files only at the measurements shown.

These artwork files are intended for use on all new products at sizes from 8mm to 28mm only.

Do not enlarge or reduce these files. Use them only at actual size.

Artwork files are available in the following formats:

•	8mm	- .ai	(Adobe Illustrator)
•	8mm	- .mi	(ME 10/30)
•	8mm	- .dxf	(AutoCad)
•	10mm	- .ai	(Adobe Illustrator)
•	10mm	- .mi	(ME 10/30)
•	10mm	- .dxf	(AutoCad)
•	12mm	- .ai	(Adobe Illustrator)
•	12mm	- .mi	(ME 10/30)
•	12mm	- .dxf	(AutoCad)
•	14mm	- .ai	(Adobe Illustrator)
•	14mm	- .mi	(ME 10/30)
•	14mm	- .dxf	(AutoCad)
•	21mm	- .ai	(Adobe Illustrator)
•	21mm	- .mi	(ME 10/30)
•	21mm	- .dxf	(AutoCad)
•	28mm	- .ai	(Adobe Illustrator)
•	28mm	- .mi	(ME 10/30)
•	28mm	- .dxf	(AutoCad)

These artwork files are downloadable from: http://es2.corporate.agilent.com/agilent-id/index.htm

5.04         Corporate Signature Artwork: Larger than 28mm

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For demonstration purposes, the signature shown here appears smaller than the size indicated. Use the artwork files only at or within the permitted measurements.

These artwork files are intended for use on all new products at sizes larger than 28mm. This artwork file of the the Corporate Signature may be uniformly enlarged to any size appropriate for product labeling applications. When enlarging, do not distort the signature in any way.

Do not use this artwork at or smaller than 28mm. For 28mm and sizes below, refer to the artwork files specified on page 5.03.

Artwork files are available in the following formats:

• >28mm - .ai	(Adobe Illustrator)
• >28mm - .mi	(ME 10/30)
• >28mm - .dxf	(AutoCad)

These artwork files are downloadable from: http://es2.corporate.agilent.com/agilent-id/index.htm

5.05         Corporate Signature Artwork: Restricted Space Format

The Abbreviated Corporate Signature with the 3-Dot Spark of Insight

This custom artwork is intended for use on retrofit products or products that have a vertical space constraint. Using the Spark of Insight to measure the height of the signature, this artwork should be scaled at no more than 6mm or less than 5mm.

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Artwork files are available in the following formats:

• 6mm - .ai	(Adobe Illustrator)
• 6mm - .mi	(ME 10/30)
• 6mm - .dxf	(AutoCad)

These artwork files are downloadable from: http://es2.corporate.agilent.com/agilent-id/index.htm

Use only the artwork referenced above. Do not create your own version of the Agilent signature.

The Abbreviated Corporate Signature

This custom artwork is intended for only special applications where there is a vertical space constraint for the signature that is less than 5mm. This artwork should not be scaled to more than 3mm in height. It may be scaled down to a minimum height of 1.5mm. Height measurements are based on the letter A in the signature.

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Artwork files are available in the following formats:

• 3mm - .ai	(Adobe Illustrator)
• 3mm - .mi	(ME 10/30)
• 3mm - .dxf	(AutoCad)

These artwork files are downloadable from: http://es2.corporate.agilent.com/agilent-id/index.htm

Use only the artwork referenced above. Do not create your own version of the Agilent signature.

The Letter A

No custom artwork is available. To obtain the letter A, use Agilent Bold or Univers 65 Bold in uppercase. If neither font is available, an equivalent sans serif typeface may be used. The letter A is reserved for use on small electronic components only and in cases where the character height is constrained to less than 1.4mm.

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No custom artwork is available.

Do not scale the letter A to below 1mm in height. The letter A must be accompanied by the product model number, and is used only to identify the company, not for product branding.

For demonstration purposes, the signatures shown here appear larger than their permitted applicable size. Use the artwork files only at or within the measurements described.

5.06         Color Specifications: Color Palette 2000

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Product labeling standards use colors from Color Palette 2000. When selecting these colors, always refer to the Color Standards Numbers listed below. The colors reproduced on this page and throughout this document may not accurately reflect the precise color. Do not use the colors as they appear here for reference; rather, always consult the original color specification.

Color Standards Numbers

Color Name	Part Number
Arctic White	6009 - 0186
Quartz Gray	6009 - 0242
Glacier Gray	6009 - 0187
Flint Gray	6009 - 0241
Pewter Gray	6009 - 0189
Slate Gray	6009 - 0190
Graphite Gray	6009 - 0191
Sable Black	6009 - 0192
Agilent Blue	6009 - 0005
Medium Blue	6009 - 0233
Medium Purple	6009 - 0236
Medium Green	6009 - 0239
Dark Blue	6009 - 0234
Dark Purple	6009 - 0237
Dark Green	6009 - 0240

5.07         Color Specifications: 8mm and Larger

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These two tables indicate the approved colors for all product labeling applications in which the Corporate Signature is used at or above 8mm.

The tables specify recommended (X) and optional (O) color combinations for the Spark of Insight and the Agilent Logotype and the other componentsof the system: descriptor, model number/subbrand and range. The left table is for applications on a light-panel background color. The right table is for applications on a dark-panel background color.

Product labeling standards use colors from Color Palette 2000. These colors and the ways they are applied are for product labeling purposes only. Color specifications from other Agilent standards must not be used on product identity applications.It is equally important that product labeling colors and specifications not be used on other Agilent applications.

The tables on page 5.08 detail the approved colors for Restricted Format product labeling applications. These applications use the Abbreviated Corporate Signature with the 3-Dot Spark of Insight at sizes below 6mm. Do not choose colors that are not indicated. All sizes refer to the height of the Spark of Insight.

Light-Panel Background

Preferred color: X Optional color: O	Front Panel	Spark of Insight	Agilent Logotype	Descriptor, Model No./ Sub-brand, Range
Arctic White	X
Quartz Gray	X
Glacier Gray	X
Flint Gray	O
Pewter Gray
Slate Gray
Graphite Gray		O	X	O
Sable Black		O	O	O
Agilent Blue		X		O
Medium Blue		O		X
Medium Purple				O
Medium Green				O
Dark Blue				O
Dark Purple				O
Dark Green				O

Dark-Panel Background

Preferred color: X Optional color: O	Front Panel	Spark of Insight	Agilent Logotype	Descriptor, Model No./ Sub-brand, Range
Arctic White		X	X	O
Quartz Gray				O
Glacier Gray
Flint Gray
Pewter Gray	O
Slate Gray	O
Graphite Gray	X
Sable Black	X
Agilent Blue				O
Medium Blue				X
Medium Purple				O
Medium Green				O
Dark Blue				O
Dark Purple				O
Dark Green				O

5.08         Color Specifications: Restricted Space, 6mm and Smaller

[GRAPHIC]

These two tables indicate the approved colors for Restricted Format product labeling applications. These applications use the Abbreviated Corporate Signature with the 3-Dot Spark of Insight at sizes below 6mm.

The tables specify recommended (X) and optional (O) color combinations for the Spark of Insight and the Agilent Logotype and the other components of the system: descriptor, model number/sub-brand and range. The left table is for applications on a light-panel background color. The right table is for applications on a dark-panel background color.

Product labeling standards use colors from Color Palette 2000. These colors and the ways they are applied are for product labeling purposes only. Color specifications from other Agilent standards must not be used on product identity applications.It is equally important that product labeling colors and specifications not be used on other Agilent applications.

The tables on page 5.07 detail the approved colors for applications in which the Corporate Signature is used at larger sizes — at or above 8mm. Do not choose colors that are not indicated. All sizes refer to the height of the Spark of Insight.

Light-Panel Background

Preferred color: X Optional color: O	Front Panel	Spark of Insight	Agilent Logotype	Descriptor, Model No./ Sub-brand, Range
Arctic White	X
Quartz Gray	X
Glacier Gray	X
Flint Gray	O
Pewter Gray
Slate Gray
Graphite Gray		X	X	X
Sable Black				O
Agilent Blue				O
Medium Blue				O
Medium Purple				O
Medium Green				O
Dark Blue				O
Dark Purple				O
Dark Green				O

Dark-Panel Background

Preferred color: X Optional color: O	Front Panel	Spark of Insight	Agilent Logotype	Descriptor, Model No./ Sub-brand, Range
Arctic White		X	X	X
Quartz Gray				O
Glacier Gray
Flint Gray
Pewter Gray	O
Slate Gray	O
Graphite Gray	X
Sable Black	X
Agilent Blue				O
Medium Blue				O
Medium Purple				O
Medium Green				O
Dark Blue				O
Dark Purple				O
Dark Green				O

6.0	Unacceptable Usage

6.01	Updated 3.1.01

6.02	Introduction

6.03	Corporate Signature

6.04	Corporate Signature

6.05	Labeling System: Fonts and Scaling

6.06	Labeling System: Positioning the Components

6.07	Labeling System: Positioning the Components

6.08	Labeling System: Adding Graphic Elements

6.09	Labeling System: Color and Backgrounds

6.10	Labeling System: The Spark of Insight and The Corporate Signature on Product Lids or Panel Areas

6.11	Labeling System: The Spark of Insight and The Corporate Signature on Product Lids or Panel Areas

6.02         Unacceptable Usage

Introduction

Agilent Technologies is known for the precision, quality and innovation of its products. These basic attributes must be equally reflected in the way each of our products is labeled and identified. How we apply the brand to what we produce is of vital importance. Every product that carries our name speaks for our company. In order to preserve the complete integrity of our products, it is imperative that we follow the standards laid out in the previous sections.Misuses of every kind must be avoided.

Examples of unacceptable usage of the product labeling system are detailed here. Examples of misuses of the Corporate Signature are also included.

6.03         Corporate Signature

A.	[GRAPHIC]	E.	[GRAPHIC]

B.	[GRAPHIC]	F.	[GRAPHIC]

C.	[GRAPHIC]	G.	[GRAPHIC]

D.	[GRAPHIC]	H.	[GRAPHIC]

To preserve the integrity of our Corporate Signature, never alter the approved configurations or deviate from the reproduction standards. Use only the approved artwork files of the Corporate Signature.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight, although they are not illustrated here.

On the left are some examples of Corporate Signature misuses.

A. Do not make additions to the signature.

B. Do not reword or use substitutions for the Agilent Logotype.

C. Do not change the color of the signature.

D. Do not reposition or change the scale of the signature elements.

E. Do not place the signature on a background that compromises legibility.

F. Do not place the signature on a background that provides insufficient contrast.

G. Do not enclose the signature in a shape.

H. Do not rearrange signature elements.

6.04         Corporate Signature

A.	[GRAPHIC]	E.	[GRAPHIC]

B.	[GRAPHIC]	F.	[GRAPHIC]

C.	[GRAPHIC]	G.	[GRAPHIC]

D.	[GRAPHIC]	H.	[GRAPHIC]

To preserve the integrity of our Corporate Signature, never alter the approved configurations or deviate from the reproduction standards. Use only the approved artwork files of the Corporate Signature.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight, although they are not illustrated here.

On the left are some examples of Corporate Signature misuses.

A. Do not rearrange the elements of the signature.

B. Do not rearrange the elements of the signature.

C. Do not change the colors of the Spark of Insight or the Agilent Logotype.

D. Do not use the Agilent Logotype without the Spark of Insight.

E. Do not stack the Agilent Logotype.

F. Do not recompose or reset the font in the Corporate Signature. Use only approved artwork.

G. Do not use Agilent Blue for the entire signature.

H. Do not rotate the Spark of Insight in relation to the Agilent Logotype.

6.05         Labeling System: Fonts and Scaling

A.	[GRAPHIC]	8662A 10 KHz to 1280 MHz
Synthesized Signal Generator

B.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

C.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

D.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

E.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight and all other components of the product labeling system, although they are not illustrated here.

On the left are some examples of misuses of fonts and scale that must be avoided.

A. Do not reset the fonts in the labeling system. Use only the fonts specified in the system.

B. Do not reset the fonts in the labeling system. Use only the fonts specified in the system.

C. Do not change the scale of the labeling system elements.

D. Do not change the scale of the labeling system elements.

E. Do not distort the fonts in the labeling system. Use only the specified fonts without alteration.

6.06         Labeling System: Positioning the Components

A.	[GRAPHIC]	8662A 10 KHz to 1280 MHz
Synthesized Signal Generator

B.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

C.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

D.	[GRAPHIC]	Synthesized Signal Generator 8662A 10 KHz to 1280 MHz

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight and all other components of the product labeling system, although they are not illustrated here.

On the left are some examples of misuses that must be avoided when positioning the system elements.

A. Do not reduce the minimum space between the model number/sub-brand and the range.

B. Do not reduce the minimum space between the model number/sub-brand and the Corporate Signature.

C. Do not realign the system elements in relation to the Corporate Signature.

D. Do not invert or alter the sequence of the elements in the labeling system.

6.07         Labeling System: Positioning the Components

A.		[GRAPHIC]
8662A 10 KHz to 1280 MHz
Synthesized Signal Generator

B.		[GRAPHIC]
8662A 10 KHz to 1280 MHz Synthesized Signal Generator

C.		[GRAPHIC]
	8662A	10 KHz to 1280 MHz
Synthesized Signal Generator

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight and all other components of the product labeling system, although they are not illustrated here.

On the left are some examples of misuses that must be avoided when positioning the system elements.

A. Do not reduce the minimum space between the model number/sub-brand and the Corporate Signature.

B. Do not align the model number/sub-brand and the descriptor with the Spark of Insight.

C. Do not put the descriptor or range in a different alignment with the model number/sub-brand.

6.08         Labeling System: Adding Graphic Elements

A.	[GRAPHIC]	8662A 10 KHz to 1280 MHz
Synthesized Signal Generator

B.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

C.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

D.	[GRAPHIC]	8662A Synthesized Signal Generator 10 KHz to 1280 MHz

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight and all other components of the product labeling system, although they are not illustrated here.

On the left are some examples of misuses of the product labeling system by the addition of graphic elements and devices.

A. Do not add graphic elements of any kind to the product labeling application.

B. Do not add graphic elements of any kind to the product labeling application.

C. Do not add graphic elements of any kind to the background of the product labeling application.

D. Do not create a logotype of the product name or product information.

6.09         Labeling System: Color and Backgrounds

A.	[GRAPHIC]	8662A 10 KHz to 1280 MHz
Synthesized Signal Generator

B.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

C.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

D.	[GRAPHIC]	8662A 10 KHz to 1280 MHz Synthesized Signal Generator

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

The same misuses must be avoided in using the Agilent Abbreviated Corporate Signature with the 3-Dot Spark of Insight and all other components of the product labeling system, although they are not illustrated here.

On the left are some examples of misuses of color and background areas that must be avoided.

A. Do not use a color that is not in the Color Palette 2000 for product labeling.

B. Do not enclose product labeling elements within an outlined shape or border for visual effect or enhancement.

C. Do not use a color that is not in the Color Palette 2000 as a background for visual effect or enhancement.

D. Do not place product labeling elements upon different colors or tones on the same product.

6.10         Labeling System: The Spark of Insight and The Corporate Signature on Product Lids or Panel Areas

[GRAPHIC]

Basic examples of the Spark of Insight and the Corporate Signature incorrectly applied to the lid or panel area of generic Agilent product shapes.

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

On the left are some examples of misuses in applying the Spark of Insight and the Corporate Signature to product lids or panel areas. See Section 3.0 for the standards for this type of product labeling.

A.  Do not apply the Spark of Insight in sizes other than the approved proportion. In this example, the Spark of Insight is too large. It is equally unacceptable to use the Spark of Insight at sizes below the approved proportion.

B.   Do not use the Spark of Insight on the lid or panel area without the Corporate Signature.

C.   Do not use the Spark of Insight in different colors. In this example, the Spark of Insight in the Corporate Signature is Agilent Blue and the individual Spark of Insight is Graphite Gray.

D.  Do not place product labeling elements off the center axes of the lid or panel area, horizontally and/or vertically. In this example, both the Spark of Insight and the Corporate Signature have beenapplied off the vertical axis of the lid or panel area.

6.11         Labeling System: The Spark of Insight and The Corporate Signature on Product Lids or Panel Areas

[GRAPHIC]

Basic examples of the Spark of Insight and the Corporate Signature incorrectly applied to the lid or panel area of generic Agilent product shapes.

To preserve the integrity of our product labeling, never alter the approved configurations or deviate from the reproduction standards. Use only the approved configurations, specifications and colors.

On the left are some examples of misuses in applying the Spark of Insight and the Corporate Signature to product lids or panel areas. See Section 3.0 for the standards for this type of product labeling.

A.  Do not apply the Corporate Signature in sizes other than the approved proportion. In this example, the Corporate Signature is too large. It is equally unacceptable to use the Corporate Signature at sizes below the approved proportion.

B.   Do not change the alignment of the Spark of Insight with the Corporate Signature. In this example, the vertical axes of each Spark of Insight are not in alignment.

C.   Do not change the position of the Corporate Signature. In this example, the Corporate Signature is placed above the Spark of Insight.

D.  Do not repeat the Spark of Insight on the lid or panel area of the product.

Printed copies may not be current.

Check the Branding Web site for the latest version.

Internal Agilent access: http://marketing.agilent.com/brand.htm
External Agilent access: http://www.agilent.com/secure/agilentbrand
Second Edition March 1, 2001

Copyright © 2001 Agilent Technologies, Inc.	• Master TOC	0012-007

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